As filed with the Securities and Exchange Commission on August 3, 2009
Registration No. 333-136291

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Eaton Corporation
(Exact name of Registrant as specified in its charter)

Ohio	34-0196300
(State or other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Eaton Center,
1111 Superior Avenue, Cleveland,
Ohio 44114-2584, (216) 523-5000
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Thomas E. Moran,
Senior Vice President and Secretary
Eaton Corporation, Eaton Center,
1111 Superior Avenue, Cleveland,
Ohio 44114-2584, (216) 523-4103
(Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☑

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413 (b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This filing constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-136291 on Form S-3, covering Common Shares of Eaton Corporation with a Par Value of $.50 each to be offered pursuant to a Shareholder Dividend Reinvestment and Direct Share Purchase Plan. We are amending the Registration Statement to reflect Eaton Corporation’s original intention to check the box on the cover of the Form S-3 for a dividend reinvestment plan and uncheck the boxes relating to Rule 415 and Rule 462(e).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland, State of Ohio, on August 3, 2009.

EATON CORPORATION
By:	/s/ Richard H. Fearon
Richard H. Fearon
Vice Chairman and Chief Financial and Planning Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*
Alexander M. Cutler	Chairman and Chief Executive Officer; President; Principal Executive Officer; Director	August 3, 2009

*
Richard H. Fearon	Vice Chairman and Chief Financial and Planning Officer	August 3, 2009

*
Billie K. Rawot	Senior Vice President and Controller; Principal Accounting Officer	August 3, 2009

Christopher M. Connor	Director	August 3, 2009

*
Michael J. Critelli	Director	August 3, 2009

Charles E. Golden	Director	August 3, 2009

Ernie Green	Director	August 3, 2009

Arthur E. Johnson	Director	August 3, 2009

Ned C. Lautenbach	Director	August 3, 2009

*
Deborah L. McCoy	Director	August 3, 2009

*
John R. Miller	Director	August 3, 2009

*
Gregory R. Page	Director	August 3, 2009

*
Victor A. Pelson	Director	August 3, 2009

*
Gary L. Tooker	Director	August 3, 2009

*By:	/s/ Lizbeth L. Wright

Lizbeth L. Wright, Attorney-in-Fact
for the Officers and Directors
signing in the capacities indicated